Exhibit 10.11

THE UNITS DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE UNITS DESCRIBED HEREIN.

THE PURCHASE OF THE UNITS INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of December 8, 2020 between Thayer Ventures Acquisition Holdings LLC, a Delaware limited liability company (the “Company”) and Polar Multi-Strategy Master Fund (the “Unitholder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of even date herewith, as amended and in effect from time to time (the “LLC Agreement”).

RECITALS

WHEREAS, the Company was formed under the Delaware Limited Liability Company Act, and is the sponsor of Thayer Ventures Acquisition Corporation, a Delaware corporation (the “SPAC”) in connection with the SPAC’s merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the SPAC has confidentially submitted to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”, and the shares of Class A Common Stock included in the Public Units, the “Public Shares”), and one-half of one redeemable warrant, where each whole warrant is initially exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment (the “Warrants”, and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants (as defined below) in an aggregate amount equal to the aggregate gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the SPAC will seek to identify and consummate a Business Combination;

WHEREAS, in connection with the IPO, the Company will purchase, in a private placement that will close simultaneously with the IPO Closing, warrants which are identical to the Warrants except that they will be non-redeemable and exercisable on a cashless basis so long as they are held by the Company or its permitted transferees (the “Private Placement Warrants”), for a purchase price of $1.00 per Private Placement Warrant;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Unitholder shall subscribe for (i) a Capital Commitment in an aggregate amount set forth on Schedule A in exchange for the issuance by the Company of aggregate Class C Common Units of the Company set forth on Schedule A (“Class C Common Units”) and (ii) in connection with the Company’s purchase of Private Placement Warrants, a Capital Commitment in an aggregate amount set forth on Schedule A in exchange for the issuance by the Company of aggregate Class D Common Units of the Company set forth on Schedule A (“Class D Common Units”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Subscription.

(a) Capital Commitment.

(i) Subject to the terms and conditions hereof, the Unitholder hereby agrees to make a Capital Commitment equal to an aggregate amount set forth on Schedule A (the “Capital Commitment”) in exchange for the issuance by the Company of an aggregate of Class C Common Units and Class D Common Units set forth on Schedule A (the “Subscribed Units”). One hundred percent (100%) of the Unitholder’s Capital Commitment attributable to its Class C Common Units shall be due and payable at the time of the Unitholder’s admission to the Company. All payments of the Unitholder’s Capital Commitment with respect to Class D Common Units shall be made by wire transfer of immediately available funds pursuant to instructions provided by the Company in accordance with the terms of the LLC Agreement. All references herein are to United States Dollars. The Unitholder acknowledges that the Subscribed Units will be subject to restrictions on transfer as set forth in the LLC Agreement.

(ii) The Unitholder hereby ratifies, adopts and accepts the LLC Agreement. The Unitholder hereby agrees that, if Unitholder is admitted to the Company pursuant to Section 1(a), Unitholder shall be bound by the terms of the LLC Agreement and shall duly satisfy all of the Unitholder’s obligations arising thereunder. Without limitation on the preceding sentence, in the event the Unitholder fails to make payments in respect of its Capital Commitment when due, the Unitholder shall be subject to strict enforcement of the default provisions set forth in the LLC Agreement.

(iii) If the IPO Closing has not occurred by December 31, 2020, then the Company will promptly redeem the Unitholder’s Class C Common Units issued pursuant to Section 1(a)(i) for a cash payment equal to the capital contributions made by the Unitholder with respect to the Class C Common Units, and this Agreement shall terminate and be of no further force or effect.

(iv) If the actual number of Public Units offered and sold in the IPO is less than 15,000,000, then the Company shall promptly redeem the Unitholder’s Class C Common Units issued pursuant to Section 1(a)(i) for a cash payment equal to the capital contributions paid by the Unitholder in respect of such Class C Common Units and this Agreement shall terminate and be of no further force or effect. As used herein, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York. If the IPO Closing has not occurred by the date that is seven (7) Business Days after the effective date of the SPAC’s Registration Statement, then, unless the Unitholder otherwise agrees in writing, the Company will promptly return such capital contributions made by the Unitholder in respect of its Class C Common Units to the Unitholder.

(v) In the event that the underwriters’ over-allotment option in connection with the IPO (the “Over-allotment Option”) is exercised, the Unitholder agrees to purchase Class D Common Units as indicated on Schedule A. The Company shall notify the Unitholder in writing of the anticipated date of each closing of the exercise of the Over-allotment Option, if any (each, an “Over-allotment Closing”) at least three (3) Business Days prior to such Over-allotment Closing, and the Unitholder shall remit the capital contributions in respect of such Class D Common Units in connection with such Over-allotment Closing to the Company by wire transfer of immediately available funds or other means approved by the Company on that date that is one (1) Business Day prior to such Over-allotment Closing, or such other date as the Company and the Unitholder may agree upon in writing. If the Over-allotment Closing has not occurred by the date that is seven (7) Business Days after the date on which the Unitholder remitted the capital contributions in respect of such Class D Common Units in connection with such Over-allotment Closing, then, unless the Unitholder otherwise agrees in writing, the Company will promptly return such amounts to the Unitholder.

2. Potential Forfeiture.

(a) If on the Business Day following the IPO Closing, the Unitholder beneficially owns or holds, directly or indirectly, including through any firm commitments to purchase, a number of Public Shares that is less than the Forfeiture Threshold (as defined below), then the Unitholder shall automatically forfeit and have no further right, title or interest in, all of the Subscribed Units. The Unitholder shall take all actions as may be reasonably necessary to consummate any forfeiture contemplated by this Section 2(a), including entering into agreements and delivering certificates and instruments and consents as may be deemed by the Company to be necessary or appropriate (which shall not require the Unitholder to make any representations other than as to its clear title to the applicable Subscribed Units and its power and authorization to effect the transactions contemplated by the applicable agreement or other instrument), and the Unitholder hereby grants to the Company and any representative designated by the Company without further action by the Unitholder a limited irrevocable power of attorney to effect any forfeiture contemplated hereby on behalf of the Unitholder, which power of attorney shall be deemed to be coupled with an interest.

(b) If on either (i) the date of the vote by the SPAC’s stockholders to approve the Business Combination or (ii) the Business Day immediately prior to the closing of the Business Combination (each, a “Determination Date”), the Unitholder beneficially owns or holds, directly or indirectly, including through any firm commitments to purchase, after giving effect to any redemptions of Common Stock in connection with the Business Combination, a number of Public Shares (the “Determination Date Shares”) that is less than the Forfeiture Threshold (as defined below), then the Unitholder shall, at the Company’s sole discretion, forfeit and have no further right, title or interest in, a pro rata number of the Class C Common Units held by the Unitholder, the pro rata number being calculated as a fraction, the numerator of which is the number of Shortfall Shares (as defined below) and the denominator is the Forfeiture Threshold, provided that the Unitholder shall not be obligated to forfeit a number of Class C Common Units under this Section 2(b) to the extent that the remaining number of Class C Common Units held by the Unitholder after such forfeiture would be less than 87,500 (or 100,625, if the Over-allotment Option is exercised in full). The Unitholder shall take all actions as may be reasonably necessary to consummate any forfeiture contemplated by this Section 2(b), including entering into agreements and delivering certificates and instruments and consents as may be deemed by the Company to be necessary or appropriate (which shall not require the Unitholder to make any representations other than as to its clear title to the applicable Class C Common Units and its power and authorization to effect the transactions contemplated by the applicable agreement or other instrument), and the Unitholder hereby grants to the Company and any representative designated by the Company, without further action by the Unitholder a limited irrevocable power of attorney to effect any forfeiture contemplated hereby on behalf of the Unitholder, which power of attorney shall be deemed to be coupled with an interest.

(c) As used herein, (i) the “Forfeiture Threshold” shall initially mean 1,750,000 Public Shares minus the number of shares of Class A Common Stock purchased by the Unitholder in a private placement contemporaneously with the consummation of the Business Combination; provided, that: (A) if the actual number of Public Units offered and sold in the IPO is less than 17,500,000, then the Forfeiture Threshold shall be automatically reduced on a pro rata basis; (B) to the extent the underwriters’ exercise the Over-allotment Option, then the Forfeiture Threshold shall be automatically increased on a pro rata basis in the same proportion as the amount of the Over-allotment Option that is exercised, (C) if the aggregate number of Public Shares that are redeemed by the holders thereof in connection with the Business Combination is less than or equal to the Forfeiture Trigger Amount, the Forfeiture Threshold shall be deemed to mean zero (0) Public Shares; and (D) if the aggregate number of Public Shares that are redeemed by the holders thereof in connection with the Business Combination is greater than the Forfeiture Trigger Amount, the Forfeiture Threshold shall equal: (I) the aggregate number of Public Shares that are redeemed by the holders thereof in connection with the Business Combination in excess of the Forfeiture Trigger Amount minus (II) the number of shares of Class A Common Stock purchased by the Unitholder in a private placement contemporaneously with the consummation of the Business Combination; provided that in no event will the Forfeiture Threshold exceed 1,750,000 Public Shares, (ii) the “Shortfall Shares” shall mean the amount by which the Forfeiture Threshold exceeds the Determination Date Shares; (iii) the “Forfeiture Trigger Amount” shall mean a number of Public Shares equal to two percent (2%) of the Public Shares entitled to vote on the Business Combination.

(d) Solely by way of example to illustrate the provisions of Section 2(a), if the Forfeiture Threshold is 1,750,000 and on a Determination Date the Unitholder beneficially owns 1,000,000 Public Shares (meaning that the number of Determination Date Shares is 1,000,000), then the Shortfall Shares shall be 750,000, and the percentage of the Class C Common Units that the Unitholder would forfeit would be 42.86% (e.g., 750,000 divided by 1,750,000).

(e) If, in connection with the expiration or termination of the Over-allotment Option, the Company forfeits any Founder Shares to the SPAC for cancellation, then the Unitholder agrees to forfeit its Class C Common Units to the Company for cancellation on that same basis (such that if no portion of the Over-allotment Option is exercised, the Unitholder would forfeit 52,500 of its Class C Common Units, and if the Over-allotment Option is exercised in part, the Unitholder would forfeit a pro rata portion thereof, based on the portion of the Over-allotment Option that is not exercised as a percentage of the total number of Public Units issuable upon exercise of the Over-allotment Option). If the actual number of Public Units offered and sold in the IPO, prior to the Over-allotment Option being exercised, is at least 15,000,000 but less than 17,500,000, then (i) the Unitholder shall forfeit a portion of its Class C Common Units, pro rata based on the number of Founder Shares forfeited by the Company to the SPAC for cancellation and (ii) the Unitholder’s Capital Commitment with respect to the Class D Common Units and the corresponding Class D Common Units shall be decreased on a proportional basis such that the percentage of Class D Common Units attributable to the Company’s total Private Placement Warrants remains unchanged (and Schedule A shall be amended to reflect the decreased Capital Commitment), and to the extent the Unitholder has made any capital contributions in excess of the reduced Capital Commitment with respect to the Class D Common Units, the Company shall return such capital contributions to the Unitholder. By way of example and without limiting the foregoing, if the IPO Closing is for 16,000,000 Public Units and the Over-allotment Option has expired and has not been exercised, (i) the Unitholder would forfeit approximately 82,500 Class C Common Units (i.e., 52,500 Class C Common Units plus 30,000 Class C Common Units (a pro rata portion of the forfeiture of the Company’s Founder Shares)) and (ii) the Unitholder’s Capital Commitment with respect to Class D Common Units shall be decreased to $545,000 for 545,000 Class D Common Units (such that the Unitholder’s percentage of Class D Common Units attributable to the Company’s Private Placement Warrants remains unchanged). The Unitholder hereby grants to the Company and any representative designated by the Company without further action by the Unitholder a limited irrevocable power of attorney to effect any such forfeiture set forth in this Section 2(e) on behalf of the Unitholder, which power of attorney shall be deemed to be coupled with an interest.

(f) The Unitholder agrees that if, prior to a Business Combination, the Company’s managers deem it necessary in order to facilitate a Business Combination by the SPAC for the Company to forfeit, transfer, exchange or amend the terms of all or any portion of the Founder Shares or to enter into any other arrangements with respect to the Founder Shares (including, without limitation, a transfer of the Company’s membership interests representing an interest in any of the foregoing) to facilitate the consummation of such Business Combination, including voting in favor of any amendment to the terms of the Founder Shares (each, a “Change in Investment”), such Change of Investment shall apply pro rata to the Class C Common Units held by Unitholder. By way of example and without limiting the foregoing, in the event 50% of the Company’s Founder Shares are forfeited or transferred by the Company as part of such Business Combination, the Unitholder shall forfeit 50% of its Class C Common Units. Notwithstanding the remaining provisions of this Section 2(f), the Unitholder shall not be required to forfeit its Class C Common Units to the extent (and only to the extent) that such forfeiture would reduce the number of Class C Common Units held by it below 50% of the number of Class C Common Units issued prior to the IPO (the “Retained Units”). None of the terms and provisions in a Change in Investment shall apply to, adversely affect or restrict the transfer of, the Class C Common Units retained by the Unitholder pursuant to Section 2(b) or this Section 2(f), including, without limitation, the Retained Units. For the avoidance of doubt, the Unitholder shall not be required to forfeit, transfer, exchange or amend the terms of any Class D Common Units in connection with a Change in Investment.

3. Representations and Warranties of the Unitholder. The Unitholder represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. The Unitholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Unitholder has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Unitholder, will constitute the valid and legally binding obligation of the Unitholder, enforceable against the Unitholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Unitholder in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Unitholder of this Agreement and the consummation by the Unitholder of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of its organizational documents, (ii) under any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Unitholder, in each case (other than clause (i)), which would have a material adverse effect on the Unitholder’s ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Unitholder in reliance upon the Unitholder’s representation to the Company, which by the Unitholder’s execution of this Agreement, the Unitholder hereby confirms, that the Units to be acquired by the Unitholder will be acquired for investment for the Unitholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Unitholder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Unitholder further represents that the Unitholder does not presently have any contract, undertaking, agreement or arrangement with any Person (other than the Company) to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Unitholder has been given the opportunity to ask questions of, and receive answers from, the Company and its personnel relating to the Company, concerning the terms and conditions of the investment in the Company, and has had access to such financial and other information concerning the Company as it has considered necessary to verify the accuracy of any information provided and to make a decision to invest in the Company, and has availed itself of this opportunity to the full extent desired.

(g) Restricted Securities. The Unitholder understands that the offering and sale of the Units are intended to be exempt from registration under U.S. Securities Act of 1933, as amended (the “Securities Act”), and applicable U.S. state securities laws, and agrees that any Units acquired by the Unitholder may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (x) in any manner that would require the Company to register the Units under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdiction or (y) otherwise except in accordance with the restrictions set forth in the LLC Agreement.

(h) Financial Status. The Unitholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Unitholder is able to bear the economic risk of an investment in the Units for an indefinite period of time, has adequate means of providing for its current financial needs and business contingencies, has no need for liquidity in the investment in the Units, understands that it may not be able to liquidate its investment in the Company in an emergency, if at all, and can afford a complete loss of the investment.

(i) No General Solicitation. Neither the Unitholder, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Units.

(j) Rule 506 “Bad Actor”. No “Bad Actor” disqualifying event described in Rule 506(d)(1)(i) to (viii) of the Securities Act is applicable to the Unitholder or any of its Rule 506(d) Related Parties. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a Person that is a beneficial owner (excluding, for the avoidance of doubt, any pension scheme beneficiary in a UK pension scheme by virtue of being a participant in such scheme) of the Unitholder’s securities for purposes of Rule 506(d) of the Securities Act.

(k) Adequacy of Financing. The Unitholder will, when such funds are due hereunder, have sufficient funds to satisfy its obligations under this Agreement.

(l) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Unitholder nor any person acting on behalf of the Unitholder nor any of the Unitholder’s affiliates (the “Unitholder Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Unitholder and this offering, and the Unitholder Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Unitholder Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”) with respect to the transactions contemplated hereby.

(m) Neither the Unitholder, nor any director, officer, agent, employee or other Person acting on behalf of the Unitholder has, in the course of its actions for, or on behalf of, the Unitholder (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(n) The operations of the Unitholder are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Unitholder with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Unitholder, threatened.

(o) The Unitholder acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations of this Section 3 and hereby consents to such reliance. The Unitholder represents that, except as expressly set forth herein, no oral or written representations or warranties have been made to the Unitholder by the Company or any of its agents, employees or Affiliates. The Unitholder acknowledges and agrees that, except as expressly set forth in a writing executed by the Company, the Company shall not have any duty or obligation to disclose to the Unitholder any further material information regarding the Company in connection with the purchase of any Units pursuant to this Agreement.

4. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to the Unitholder as follows:

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite organizational power and authority to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business and is in good standing in every jurisdiction where such qualification is required.

(b) This Agreement is within the organizational power of the Company, has been duly authorized by all necessary organizational action, has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation thereof, enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally.

(c) The Units, when issued pursuant to this Agreement, will be legally and validly issued, fully paid, non-assessable and free and clear of any and all liens, mortgages, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever (other than those imposed pursuant to applicable securities laws and the LLC Agreement).

(d) Assuming the truth and accuracy of the representations in Section 2 above, this Agreement and the transactions contemplated herein (i) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except such as have been obtained or made and are in full force and effect, (ii) do not and will not materially violate or result in a violation of, conflict with or constitute a default under any law, regulation or rule, or any other restriction imposed by any court or governmental authority applicable to the Company or the Units, (iii) do not and will not violate the governing documents of the Company, (iv) do not and will not materially violate or result in a violation of, conflict with or constitute a default under any order of any Governmental Authority, (v) do not and will not violate or result in a violation of, conflict with or constitute a default under any agreement or other instrument binding upon the Company or its assets as of the date hereof, and (vi) do not and will not result in the creation or imposition of any lien or other encumbrance of any kind on any asset of the Company.

(e) Except as expressly set forth in Section 2 of this Agreement, no oral or written representations or warranties have been made to the Company by the Unitholder or any agent, employee or Affiliate thereof.

(f) Bad Actor. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(g) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Unitholder in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(h) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the certificate of incorporation, bylaws or other governing documents of the Company, (ii) under any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(i) Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(j) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(k) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(l) No General Solicitation. Neither the Company, nor any of its officers, managers, employees, agents or members has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Subscribed Units.

(m) Non-Public Information. The Company represents and warrants that none of the information conveyed to the Unitholder in connection with the transactions contemplated by this Agreement will constitute material non-public information of the Company upon the effectiveness of the Registration Statement.

(n) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company or the offering of Units hereunder, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Unitholder in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Unitholder Parties.

5. Additional Agreements and Acknowledgements of the Unitholder.

(a) Trust Account.

(i) The Unitholder hereby acknowledges that it is aware that the SPAC will establish the Trust Account for the benefit of its public stockholders upon the IPO Closing. The Unitholder hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Unitholder may have in respect of any Public Shares held by it.

(ii) The Unitholder hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Unitholder may have in respect of any Public Shares held by it. In the event the Unitholder has any Claim against the Company under this Agreement, the Unitholder shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Unitholder may have in respect of any Public Shares held by it.

6. General Provisions.

(a) Notices. Any notice, demand, request or other communication which may be required or contemplated herein shall be sufficiently given in accordance with Section 14.11 of the LLC Agreement. All communications sent to the Company shall be sent to: Thayer Ventures Acquisition Corporation, 25852 McBean Parkway, Suite 508, Valencia, CA 91355, Attention: Mark Farrell, Email: mark@thayerventures.com, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, Attention: Mitzi Chang, Email: mchang@goodwinlaw.com

All communications to the Unitholder shall be sent to the Unitholder’s address as set forth on the signature page hereto, or to such email address or address as subsequently modified by written notice given in accordance with this Section 6(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Unitholder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Unitholder or any of its officers, employees or representatives are responsible. The Company agrees to indemnify and hold harmless the Unitholder from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(d) Entire Agreement. This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Unitholder.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and the Unitholder will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party hereto in accordance with the terms hereof and that the such party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, the Unitholder shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that the Unitholder shall be liable for any breach of such confidentiality obligations by any such person or entity.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

THAYER VENTURES ACQUISITION HOLDINGS LLC

By:	/s/ Mark Farrell
Name: Mark Farrell
Title: Manager

UNITHOLDER:

POLAR MULTI-STRATEGY MASTER FUND

By: Polar Asset Management Partners Inc. its Investment Advisor

By:	/s/ Andrew Ma / /s/ Aatifa Ibrahim
Name: Andrew Ma / Aatifa Ibrahim
Title: CCO / Legal Counsel

Unitholder’s Address for Notices:
401 Bay Street, Suite 1900
PO Box 19
Toronto, ON M5H 2Y4

Schedule A

Capital Commitment and Units

Name and Address of Unitholder	Capital Commitment ($)		Units
Polar Multi-Strategy Master Fund	$2,000		345,000 Class C Common Units
Polar Multi-Strategy Master Fund	$500,000	*	500,000 Class D Common Units*

*

To the extent that the Over-allotment Option is exercised, the Unitholder agrees to increase its Capital Commitment with respect to Class D Common Units by up to an additional $45,000.00, in the same proportion as the amount of the over-allotment option that is exercised. The calculation in the prior sentence is based upon the SPAC offering 15,000,000 Public Units and shall be adjusted proportionally based upon the actual amount of Public Units offered and sold.